Exhibit 99.3
INDEPENDENT AUDITORS’ REPORT
To the Board of Directors of PostRock Energy Services Corporation:
     We have audited the accompanying statements of revenues and direct operating expenses of the oil and gas properties purchased by a Triad Hunter, LLC, a Delaware limited liability company, and, Magnum Hunter Resources Corporation, a Delaware corporation and the sole member of Triad Hunter, LLC (collectively the “Purchasers”), from Quest Eastern Resource LLC, a Delaware limited liability company, and PostRock MidContinent Production, LLC, a Delaware limited liability company (collectively the “Sellers”), both wholly owned subsidiaries of PostRock Energy Services Corporation, a Delaware Corporation (the “Company”) for December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete financial presentation of the properties described above.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the oil and gas properties purchased by the Purchasers from the Sellers for the year ended December 31, 2009 in conformity with accounting principles generally accepted in the United States.
     As discussed in Note 2 to the statements of revenues and direct operating expenses, on December 31, 2009, the Company adopted SEC Release 33-8995 and the amendments to ASC Topic 932, “Extractive Industries — Oil and Gas,” resulting from ASU 2010-03 (collectively, the Modernization Rules).
/s/ UHY LLP
Houston, Texas
March 4, 2011

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED BY
TRIAD HUNTER, LLC & MAGNUM HUNTER RESOURCES CORPORATION FROM QUEST EASTERN
RESOURCE LLC AND POSTROCK MIDCONTINENT PRODUCTION, LLC

	Nine Months Ended September 30,		Twelve Months Ended December 31,
	2010	2009	2009
	(Unaudited)
REVENUES	$1,477,939	$703,129	$1,096,547

DIRECT OPERATING EXPENSES	649,460	788,618	1,070,016

EXCESS OF REVENUES OVER DIRECT OPERATING EXPENSES	$828,479	$(85,489)	$26,531

See accompanying Notes to Statements of Revenues and Direct Operating Expenses

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED BY
TRIAD HUNTER, LLC & MAGNUM HUNTER RESOURCES CORPORATION FROM QUEST EASTERN
RESOURCE LLC AND POSTROCK MIDCONTINENT PRODUCTION, LLC
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2009
AND THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
NOTE 1 — BASIS OF PRESENTATION
     On December 24, 2010 Triad Hunter, LLC (the “Purchaser”), a Delaware limited liability company, and, Magnum Hunter Resources Corporation, a Delaware corporation (“MHR”) and the sole member of Purchaser, signed an agreement to acquire from Quest Eastern Resource, LLC, a Delaware limited liability company (“QER”), and PostRock MidContinent Production, LLC, a Delaware limited liability company (“PMP”), referred to collectively herein as the “Sellers” and individually as a “Seller”, certain interests in oil and gas properties, rights and related interests and assets located in various fields situated in the State of West Virginia that are referred to herein as the “QER Assets”; and certain wells, wellbores, properties and interests located in various fields situated in the State of West Virginia that are referred to herein as the “PMP Appalachian Assets”; and at the First Closing, Purchaser desires to purchase the QER Assets located in Wetzel County, West Virginia from QER and the PMP Appalachian Assets located in Wetzel County, West Virginia from PMP; and, at the Second Closing, Purchaser desires to purchase the QER Assets located in Lewis and Braxton Counties, West Virginia from QER and the PMP Appalachian Assets located in Lewis and Braxton Counties, West Virginia from PMP; as defined in the Purchase and Sale Agreement between the Purchaser and Sellers for approximately $39.75 million, subject to normal closing adjustments, with an effective date of November 1, 2010. The accompanying statements of revenues and direct operating expenses relate to the operations of the oil and gas properties to be acquired by the Purchaser.
     The statements of revenues and direct operating expenses associated with the QER Assets and PMP Appalachian Assets were derived from the Sellers accounting records. During the periods presented, the QER Assets and PMP Appalachian Assets were not accounted for or operated as a consolidated entity or as a separate division by Sellers. Revenues and direct operating expenses for the QER Assets and PMP Appalachian Assets included in the accompanying statements represent the net collective working and revenue interests to be acquired by the Purchaser. The revenues and direct operating expenses presented herein relate only to the QER Assets and PMP Appalachian Assets which will be acquired and do not represent all of the oil and natural gas operations of the Sellers, other owners, or other third party working interest owners. Direct operating expenses include lease operating expenses and production and other related taxes. General and administrative expenses, depreciation, depletion and amortization (“DD&A”) of oil and gas properties and federal and state taxes have been excluded from direct operating expenses in the accompanying statements of revenues and direct operating expenses because the allocation of certain expenses would be arbitrary and would not be indicative of what such costs would have been had the QER Assets and PMP Appalachian Assets been operated as a standalone entity. The Sellers accounted for the QER Assets and PMP Appalachian Assets under the full cost method of accounting for oil and gas activities while the Purchaser uses the successful efforts method. Accordingly, exploration expenses and dry hole costs are not applicable to this presentation. Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States of America do not exist for the QER Assets and PMP Appalachian Assets and are not practicable to prepare in these circumstances. The statements of revenues and direct operating expenses presented are not indicative of the results of operations of the QER Assets and PMP Appalachian Assets on a go forward basis due to changes in the business and the omission of various operating expenses.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     Use of Estimates: The preparation of statements of revenues and direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Although these estimates are based on management’s best available knowledge of current and future events, actual results could be different from those estimates.

     Revenue Recognition: Revenues are recognized for oil and natural gas sales under the sales method of accounting. Under this method, revenues are recognized on production as it is taken and delivered to its purchasers. The volumes sold may be more or less than the volumes entitled to, based on the owner’s net interest in the QER Assets and PMP Appalachian Assets. These differences result from production imbalances, which are not significant, and are reflected as adjustments to proved reserves and future cash flows in the unaudited supplementary oil and gas information included herein.
     Recently Issued Accounting Pronouncements: On December 31, 2008, the SEC issued Release No. 33-8995, “Modernization of Oil and Gas Reporting,” which revises disclosure requirements for oil and gas companies. In addition to changing the definition and disclosure requirements for oil and gas reserves, the new rules change the requirements for determining oil and gas reserve quantities. These rules permit the use of new technologies to determine proved reserves under certain criteria and allow companies to disclose their probable and possible reserves. The new rules also require companies to report the independence and qualifications of their reserves preparer or auditor and file reports when a third party is relied upon to prepare reserves estimates or conducts a reserves audit. The new rules also require that oil and gas reserves be reported and the full cost ceiling limitation be calculated using a twelve-month average price rather than period-end prices. The new rules are effective for annual reports for fiscal years ending on or after December 31, 2009. Additionally, the FASB issued authoritative guidance on oil and gas reserve estimation and disclosures, as set forth in Topic 932 of the Codification to align with the requirements of the SEC’s revised rules. The Sellers implemented the new disclosure requirements and requirements for estimating reserves related to the Seller’s oil and natural gas operations as disclosed in Note 4.
NOTE 3 — RELATED PARTY CHARGES
     A charge of $0.70/MMBTU is charged by QER to Quest Energy Limited Partners (“QELP”) for the cost of gathering & transporting natural gas through QER’s wholly owned transportation system. The related amounts included in the Direct Operating Expenses above for the nine months ended September 30, 2009 and 2010 and the year ended December 31, 2009 are $84,052, $55,481 and $107,411, respectively.
NOTE 4 — SUPPLEMENTARY OIL AND GAS INFORMATION — (UNAUDITED)
Estimated Net Quantities of Oil and Natural Gas Reserves
     The following are estimates of the net proved oil and natural gas reserves of the properties located entirely within the United States of America. Reserve volumes and values were determined under definitions and guidelines of the U.S. Securities and Exchange Commission (“SEC”) and, with the exception of the exclusion of future income taxes, conform to the FASB Accounting Standards Codification Topic 932, Extractive Activities-Oil and Gas. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise that those of producing oil and gas properties. Accordingly, reserve estimates are expected to change as additional performance data becomes available.
     Estimated quantities of proved domestic oil and gas reserves and changes in quantities of proved developed and undeveloped reserves in thousand cubic feet (“Mcf”) and thousand cubic feet equivalent (“Mcfe”) were as follows:

Natural Gas
(Mcf)

Proved reserves at December 31, 2008	7,918,438
Production	(242,992)
Extensions and discoveries	0
Revisions of previous estimates	2,398,013

Proved reserves at December 31, 2009	10,073,459

Proved developed reserves
December 31, 2009	3,439,402

NOTE 4 — SUPPLEMENTARY OIL AND GAS INFORMATION — (UNAUDITED) (Continued)
Discounted Future Net Cash Flows
     A summary of the discounted future net cash flows related to proved crude oil and natural gas reserves is shown below. Future net cash flows calculated at December 31, 2009 are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month prior period.

December 31, 2009
Gas
(MMBtu)
Commodity prices used in determining future cash flows	$5.12
     The discounted future net cash flows related to proved oil and gas reserves as of December 31, 2009 is as follows:

	December 31, 2009
Future cash inflows	$51,626,195	*
Less related future
Production costs	19,983,154
Development and abandonment costs	13,660,000

Future net cash flows	17,983,041
Ten percent annual discount for estimated timing of cash flows	11,978,473

Standardized measure of discounted future net cash flows	$6,004,568

*	Future cash inflows from proved undeveloped reserves are approximately $34.2 million.
Changes in Discounted Future Net Cash Flows
     A summary of the changes in the discounted future net cash flows applicable to proved crude oil and natural gas reserves follows:

Twelve Months Ended
December 31, 2009
Present Value, beginning of period	$12,134,613
Net changes in prices and production costs	(4,495,956)
Net changes in future development costs	(3,731,808)
Previously estimated development costs incurred	3,948,875
Sales of oil and gas produced, net	(26,531)
Revisions of previous quantity estimates	2,515,182
Accretion of discount	2,930,860
Changes in rate of production and other	(7,270,667)

Present value, end of period	$6,004,568